Registration No. 333-296513

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to the

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

T3 Defense Inc.
(Exact name of registrant as specified in its charter)

Delaware	6770	38-3912845
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

575 Fifth Ave., 14th Floor

New York, New York 10017

(646) 257-4214

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Menachem Shalom

T3 Defense Inc.

Chief Executive Officer

575 Fifth Ave., 14th Floor

New York, New York 10017

(646) 257-4214

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert Cohen

McDermott Will & Schulte LLP

333 SE 2nd Avenue, Suite 4500

Miami, Florida 33131

(561) 287-7096

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date hereof.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-1 of T3 Defense Inc. (File No. 333-296513) (the “Registration Statement”) is being filed solely for the purpose of filing certain exhibits as indicated in Part II, Item 16 of this Amendment. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16, the signature pages to this Amendment and the filed exhibits. Part I, consisting of the preliminary prospectus, and the balance of Part II of the Registration Statement are unchanged and have been omitted from this Amendment.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are filed with this registration statement:

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	Exhibits	Filing Date
2.1#	Amended and Restated Agreement and Plan of Merger dated as of June 23, 2023, by and among Nukkleus and Brilliant.	Form 8-K	2.1	June 26, 2023
2.2#	First Amendment to Amended and Restated Agreement and Plan of Merger dated as of November 1, 2023, by and among Nukkleus and Brilliant.	Form 8-K	2.2	November 2, 2023
3.1	Amended and Restated Certificate of Incorporation of Nukkleus Inc. (f/k/a Brilliant Acquisition Corp.)	Form 8-K	3.2	January 2, 2024
3.2	Bylaws of Nukkleus Inc.	Form 8-K	3.3	January 2, 2024
3.3	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated October 11, 2024	Form 8-K	3.1	October 18, 2024
3.4	Certificate of Correction to the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated October 16, 2024	Form 8-K	3.2	October 18, 2024
3.5	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated October 18, 2024	Form 8-K	3.3	October 18, 2024
3.6	Amended and Restated Bylaws	Form 8-K	3.1	November 12, 2024
3.7	Certificate of Designation, Rights, Preferences and Limitations of Series A Convertible Preferred Stock	Form 8-K	3.1	September 5, 2025
3.8	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated February 2, 2026	Form 8-K	3.8.2	February 9, 2026
3.9	Certificate of Correction to the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation dated February 3, 2026	Form 8-K	3.8.1	February 9, 2026
4.1	Senior Unsecured Promissory Note dated June 11, 2024 issued to X Group Fund of Funds	Form 8-K	4.1	June 17, 2024
4.2	Common Stock Purchase Warrant issued to X Group Fund of Funds	Form 8-K	4.2	June 17, 2024
4.3	Senior Unsecured Promissory Note dated August 1, 2024 issued to East Asia Technology Investments Limited	Form 8-K	4.1	August 5, 2024
4.4	Common Stock Purchase Warrant issued to East Asia Technology Investments Limited	Form 8-K	4.2	August 5, 2024
4.5	Form of Senior Unsecured Promissory Note dated September 10, 2024 issued to X Group Fund of Funds	Form 8-K	4.1	September 12, 2024
4.6	Form of Warrant – December 2024	Form 8-K	4.1	December 20, 2024
4.7	Form of Pre-Funded Common Stock Purchase Warrant – December 2024	Form 8-K	4.2	December 20, 2024
4.8	Description of Securities	Form 10-KT	4.8	May 8, 2025
4.9	Warrant issued as of August 28, 2025	Form 8-K	4.1	August 29, 2025
4.10	Warrant issued as of August 28, 2025	Form 8-K	4.2	August 29, 2025
4.11	Form of Warrant	Form 8-K	4.1	September 5, 2025
4.12	Form of Pre-Funded Common Stock Purchase Warrant	Form 8-K	4.2	September 5, 2025
4.13	Secured Promissory Note, dated December 30, 2025, issued by Nukkleus Inc. in favor of Arie Shafir	Form 8-K	4.1	December 30, 2025
4.14	Form of Warrant to Purchase Common Stock (Star 26)	Form 8-K	4.13	January 13, 2026
4.15	Investment Note, dated January 12, 2026, issued by Nukkleus Inc. to Star 26 Capital Inc.	Form 8-K	4.14	January 13, 2026
4.16	Form of Three-Month Promissory Note (Star 26)	Form 8-K	4.15	January 13, 2026

4.17	Form of Six-Month Promissory Note (Star 26)	Form 8-K	4.16	January 13, 2026
4.18	Convertible Note, dated January 15, 2026	Form 8-K	4.17	January 16, 2026
5.1	Opinion of McDermott Will & Schulte LLP
10.1*	Nukkleus 2023 Equity Plan.	Form 8-K	10.1	January 2, 2024
10.2	Form of Registration Rights Agreement by and among Nukkleus, Brilliant and certain stockholders.	Form 8-K	10.3	June 26, 2023
10.3	Form of Lock-Up Agreement by and among Nukkleus, Brilliant and certain stockholders.	Form 8-K	10.2	June 26, 2023
10.4	General Service Agreement between Nukkleus Limited and FML Malta Limited dated May 24, 2016	Form 10-K	10.4	July 12, 2024
10.5	General Service Agreement between Nukkleus Limited and FXDirectDealer LLC dated May 24, 2016	Form 10-K	10.5	July 12, 2024
10.6	Amendment No. 1 dated June 3, 2016 to the General Service Agreement between Nukkleus Limited and FXDD Trading Limited	Form 10-K	10.6	July 12, 2024
10.7	Amendment dated October 17, 2017 of that certain General Service Agreement between Nukkleus Limited and FML Malta Limited	Form 10-K	10.7	July 12, 2024
10.8	Letter Agreement entered between FML Malta Ltd., FXDD Malta Limited and Nukkleus Limited	Form 10-K	10.8	July 12, 2024
10.9	Settlement Agreement and Stipulation dated May 28, 2024 by and between Nukkleus Inc. and Silverback Capital Corporation	Form 8-K	10.1	June 4, 2024
10.10	Restructuring Agreement dated June 11, 2024 between Nukkleus Inc. and X Group Fund of Funds	Form 8-K	10.1	June 17, 2024
10.11	Voting Agreement dated June 11, 2024 between Nukkleus Inc. and X Group Fund of Funds	Form 8-K	10.2	June 17, 2024
10.12	Release Agreement between Nukkleus Inc., Triton Capital Markets Ltd. and FXDirectDealer LLC dated September 30, 2024	Form 8-K	10.1	October 4, 2024
10.13	Form of Exit and Settlement Agreement dated November 8, 2024	Form 8-K	10.1	November 12, 2024
10.14	Securities Purchase Agreement dated November 8, 2024	Form 8-K	10.2	November 12, 2024
10.15	Conversion Agreement entered with X Group Fund of Funds dated November 8, 2024	Form 8-K	10.3	November 12, 2024
10.16	Settlement Agreement and Release among Nukkleus Inc., Jamal Khurshid and Match Financial Limited dated November 8, 2024	Form 8-K	10.4	November 12, 2024
10.17	Letter Agreement between Nukkleus Inc. and X Group Fund of Funds dated November 14, 2024	Form 8-K	10.1	November 15, 2024
10.18	Securities Purchase Agreement dated November 19, 2024	Form 8-K	10.1	November 22, 2024
10.19	Standby Equity Distribution Agreement dated December 3, 2024 between Nukkleus Inc. and YA II PN, Ltd.	Form 8-K	10.1	December 6, 2024
10.20	Form of Convertible Promissory Notes issued to YA II PN, Ltd.	Form 8-K	10.2	December 6, 2024
10.21	Registration Rights Agreement dated December 3, 2024 between Nukkleus Inc. and YA II PN, Ltd.	Form 8-K	10.3	December 6, 2024
10.22#	Securities Purchase Agreement and Call between Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and the representative of such shareholders, dated December 15, 2024	Form 8-K	10.1	December 17, 2024
10.23#	Form of Securities Purchase Agreement dated December 18, 2024 between Nukkleus Inc. and the purchasers identified therein	Form 8-K	10.1	December 20, 2024
10.24	Form of Registration Rights Agreement – December 2024	Form 8-K	10.2	December 20, 2024
10.25	Placement Agent Agency Agreement dated December 18, 2024 between Nukkleus Inc. and Dawson James Securities Inc.	Form 8-K	10.3	December 20, 2024
10.26	Termination Agreement entered between Nukkleus Inc. and YA II PN Ltd dated December 19, 2024	Form 8-K	10.4	December 20, 2024

10.27	Amendment No. 1 to the Securities Purchase Agreement and Call between Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and the representative of such shareholders, dated February 11, 2025	Form 8-K	10.2	February 14, 2025
10.28*	Nukkleus Inc. 2024 Equity Incentive Plan	Form 10-KT	10.27	May 8, 2025
10.29	Amendment No. 2 to the Securities Purchase Agreement and Call between Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and the representative of such shareholders, dated May 13, 2025	Form 8-K	10.1	May 14, 2025
10.30	Promissory Note issued by Star 26 Capital Inc. dated May 13, 2025	Form 8-K	10.2	May 14, 2025
10.31	Amendment No. 3 to the Securities Purchase Agreement and Call between Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and the representative of such shareholders, dated June 15, 2025	Form S-1/A	10.31	June 18, 2025
10.32	Amendment No. 4 to the Securities Purchase Agreement and Call between Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and the representative of such shareholders, dated July 25, 2025	Form 8-K	10.1	July 25, 2025
10.33	Mutual Release Agreement dated June 19, 2025 between Nukkleus Inc., East Asia Technology Investments Ltd. and PALM Global Technologies Limited	Form S-1/A	10.33	July 29, 2025
10.34	Warrant Agreement dated July 30, 2025 issued by Synthetic Darwin LLC to Nukkleus Inc.	Form 8-K	10.1	July 31, 2025
10.35	Exclusive Distribution Agreement dated August 20, 2025, between Nukkleus Inc. and Blade Ranger Ltd.	Form 8-K	10.1	August 25, 2025
10.36	Joint Venture Agreement dated August 28, 2025, between Nukkleus Inc. and Mandragola Aviation Ltd.	Form 8-K	10.1	August 29, 2025
10.37	Stock Purchase Agreement dated September 1, 2025, by and among Nukkleus Inc., Nukk Picolo Ltd., Tiltan Software Engineering Ltd., and Arie Shafir.	Form 8-K	10.1	September 2, 2025
10.38#	Form of Securities Purchase Agreement dated September 4, 2025, between Nukkleus Inc. and the purchasers identified therein	Form 8-K	10.1	September 5, 2025
10.39	Form of Registration Rights Agreement, dated September 4, 2025, between Nukkleus Inc. and the signatories identified therein	Form 8-K	10.2	September 5, 2025
10.40	Placement Agent Agency Agreement dated September 4, 2025 between Nukkleus Inc. and Dawson James Securities Inc.	Form 8-K	10.3	September 5, 2025
10.41	Amended and Restated Securities Purchase Agreement and Call Option dated as of September 15, 2025 by and among Nukkleus Inc. Star 26 Capital Inc., the shareholders of Star 26 Capital Inc. and Menachem Shalom, the representative of such shareholders	Form 8-K	10.1	September 16, 2025
10.42	Common Stock Purchase Agreement dated as of September 19, 2025 between Nukkleus Inc. and Esousa Group Holdings, LLC	Form 8-K	10.1	September 19, 2025
10.43	Registration Rights Agreement dated as of September 19, 2025 between Nukkleus Inc. and Esousa Group Holdings, LLC	Form 8-K	10.2	September 19, 2025
10.44	Amendment to Stock Purchase Agreement, dated December 30, 2025, by and among Nukkleus Inc., Nukk Picolo Ltd., Tiltan Software Engineering Ltd., and Arie Shafir	Form 8-K	10.1	December 30, 2025
10.45	Pledge Agreement, dated December 30, 2025, by and between Nukk Picolo Ltd. and Arie Shafir	Form 8-K	10.2	December 30, 2025
10.46	Escrow Agreement, dated December 30, 2025, by and among Nukkleus Inc., Arie Shafir and Adv. Lior Hinkus, as escrow agent.	Form 8-K	10.3	December 30, 2025
10.47	Assignment from Star 26 Capital, Inc. to each of the shareholders, dated January 12, 2026	Form 8-K	10.44	January 13, 2026

10.48	Stock Purchase Agreement dated January 15, 2026 between Nukkleus Inc. and Elad Defense LLC	Form 8-K	10.45	January 16, 2026
10.49*	Nukkleus Inc. 2025 Equity Incentive Plan	Form S-8	10.1	November 25, 2025
10.50	Translation of the Agreement dated June 8, 2025, by and among Star Twenty Six Ltd., I.T.S. Industrial Techno-logic solutions Ltd., and Gera Eron.	Form 8-K	10.50	February 17, 2026
14.1	Code of Ethics	Form 10-KT	14.1	May 8, 2025
19.1	Insider Trading Policy	Form 10-K/A	19.1	April 14, 2025
21.1	List of Subsidiaries	Form S-1	21.1	February 11, 2026
23.1	Consent of Green Growth CPA	Form S-1	23.1	June 4, 2026
23.2	Consent of McDermott Will & Schulte LLP (included in Exhibit 5.1)
23.3	Consent of KPMG Somekh Chaikin	Form S-1	23.3	June 4, 2026
97.1	Policy for the Recovery of Erroneously Awarded Compensation adopted April 8, 2025	Form 10-K/A	97.1	April 14, 2025
99.1	Policy on Granting Equity Awards	Form 10-KT	99.1	May 8, 2025
107	Filing Fee Table	Form S-1	107	June 4, 2026

*	Indicates management contract or compensatory plan or arrangement.
#	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

(b) Financial Statement Schedules

See the Index to Financial Statements included on page F-1 for a list of the financial statements included in this prospectus.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(B) Paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on June 25, 2026.

T3 DEFENSE INC.

By:	/s Menachem Shalom
Menachem Shalom
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Menachem Shalom	Chief Executive Officer and Director	June 25, 2026
Menachem Shalom	(Principal Executive Officer)

/s/ Roy Cohen	Chief Financial Officer	June 25, 2026
Roy Cohen	(Principal Financial and Accounting Officer)

/s/ Shiran Fridman	Director	June 25, 2026
Shiran Fridman

/s/ Tomer Nagar	Director	June 25, 2026
Tomer Nagar

/s/ Asaf Nachum	Director	June 25, 2026
Asaf Nachum